SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2006

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-31659	86-0824673
(State or other jurisdiction or incorporation or organization)	COMMISSION FILE:	(I.R.S. Employer Identification No.)

9645 Scranton Road, Suite 205

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 320-8800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 19, 2006, the Board of Directors of Novatel Wireless, Inc. (the “Company”) elected Mr. Peter V. Leparulo, currently the Company’s Chief Executive Officer and a member of the Board of Directors, as Executive Chairman of the Board, effective November 17, 2006. Also on October 19, 2006, the Board of Directors of the Company elected Mr. Brad Weinert, currently the Company’s Chief Operating Officer, as the Company’s acting Chief Executive Officer effective November 17, 2006, replacing Mr. Leparulo who has submitted his resignation as Chief Executive Officer of the Company effective as of that date. Mr. Weinert will serve as acting Chief Executive Officer until a successor is appointed by the Board of Directors.

Mr. Weinert, 47, has served as Chief Operating Officer of the Company since April 2006. Prior to that time, he served as the Company’s Vice President of Business Development since April 2003. From January 2002 to February 2003, he worked as Chief Operating Officer for Okbridge, Inc., an internet gaming and software company. From February 1998 to November 2001, Mr. Weinert worked for Novatel Wireless in both product management and strategic planning capacities.

Item 1.01	Entry into a Material Definitive Agreement

On October 19, 2006, the Company and Mr. Leparulo entered into an Executive Chairman Agreement pursuant to which Mr. Leparulo has agreed to serve as Executive Chairman of the Board of Directors, effective November 17, 2006 (the “Agreement”). Pursuant to the Agreement, the Company will pay Mr. Leparulo a salary at the annual rate of $420,000 and continue to provide him with the employee benefits accorded other senior executive officers of the Company. The Company also has agreed to pay Mr. Leparulo a pro rata amount of his cash bonus for the Company’s 2006 fiscal year attributable to his service as the Company’s Chief Executive Officer during that year. Pursuant to the Agreement, Mr. Leparulo has agreed to serve as Executive Chairman at least until March 31, 2007. Commencing January 1, 2007, however, either Mr. Leparulo or the Board can elect to terminate the Agreement and Mr. Leparulo’s service as Executive Chairman, upon at least 90 calendar days’ prior written notice. Mr. Leparulo’s outstanding stock options and restricted stock will continue to vest pursuant to the agreements under which they were awarded while he is serving the Company as Executive Chairman or as a member of the Board of Directors. Neither Mr. Leparulo’s resignation as Chief Executive Officer nor his appointment as Executive Chairman affects his continued service as a Class III Director whose term expires in the ordinary course at the Company’s 2009 annual meeting of stockholders.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached to this report as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	Press Release dated October 24, 2006

Exhibit 99.2	Letter of Resignation dated October 23, 2006

Exhibit 99.3	Executive Chairman Agreement dated October 19, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Novatel Wireless, Inc.

Date: October 24, 2006	By:	/s/ Dan L. Halvorson
Dan L. Halvorson
Chief Financial Officer and Treasurer,
(Principal Financial and Accounting Officer)

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 24, 2006

99.2	Letter of Resignation dated October 23, 2006

99.3	Executive Chairman Agreement dated October 19, 2006

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